AMENDMENT NO. 2                    EXHIBIT 10.7
                                     TO THE
                             DEL LABORATORIES, INC.
                          EMPLOYEE 401(K) SAVINGS PLAN

           Del Laboratories, Inc. (the "Plan Sponsor") wishes to amend the Del Laboratories, Inc. 401(k) Savings Plan (the "Plan") to permit loans to be taken from the Plan, effective as of January 1, 2003.

           Accordingly, effective January 1, 2003, a new Article 14 is added to the Plan to read as follows:

                                   ARTICLE 14

                              LOANS TO PARTICIPANTS


14.1 Upon application to the Plan Administrator, in writing or pursuant to a voice response system or a website as prescribed by the Plan Administrator, a Participant who is an active Employee shall be permitted to borrow from his Accounts in accordance with criteria established by the Plan Administrator on a uniform and nondiscriminatory basis. A Participant shall be permitted to have no more than one loan outstanding at any time. Any such loan shall be evidenced by a note, in such form as approved by the Plan Administrator.

14.2 The minimum amount that a Participant shall be permitted to borrow is $1,000. The maximum amount that a Participant shall be permitted to borrow under the Plan and any other plan of the Employer is the lesser of (i) 14.2 $50,000 (reduced by the highest outstanding loan balance of any prior Plan loan during the one-year period ending on the day before the day the Plan loan is made), or
(ii) 50% of the Participant's vested balance in his Accounts.


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14.3 Each loan shall be repaid by the Participant through substantially equal payroll deductions on a level amortization basis, commencing with the date of the loan, over a period not exceeding 60 months; provided, however, that the Plan Administrator may permit repayment of a loan over a period in excess of five years when the loan is to be used to acquire any dwelling unit which, within a reasonable time, is to be used as a primary residence of the Participant.

14.4 Interest on loans shall be charged at a commercially reasonable rate, as determined by the Plan Administrator on a uniform and nondiscriminatory basis. Such interest rate shall remain fixed for the term of the loan. A Participant may prepay the entire balance of his Plan loan at any time without penalty.

14.5 No distribution pursuant to Article 4 or withdrawal pursuant to Article 11 (other than Section 11.1 therein) shall be made until the outstanding balance of any loan, including interest thereon, is repaid in full, or until a default thereon has occurred.


14.6 If a loan is in default, the Plan Administrator may liquidate all or any portion of the Participant's Account serving as collateral for the loan as may be necessary to discharge the Participant's obligation under the loan agreement before any amounts are paid to or on behalf of such Participant. In no event shall any such liquidation occur prior to the time the Participant is entitled to a distribution under Article 4. Any of the following events shall be considered an event of default: (i) death or disability (within the meaning of Section 4.3) of the Participant; (ii) termination of the Plan; (iii) termination of employment by the Participant for any reason; or (iv) failure to make any required payment of loan principal or interest.

14.7 All loans granted under this Article 14 shall be made and administered in a uniform and nondiscriminatory manner in accordance with written loan procedures established by the Plan Administrator. To the extent required by law and under such rules as the Plan Administrator shall adopt, loans shall be made available on a reasonably equivalent basis to any beneficiary or former Employee (i) who maintains a balance in one or more of his Accounts, and (ii) who is a party-in-interest (within the meaning of ERISA) with respect to the Plan.

14.8 The Plan Administrator may amend the terms of, or discontinue, the loan program described in this Article 14, or restrict or suspend the making of loans hereunder, as it deems appropriate.


           IN WITNESS WHEREOF, the Plan Sponsor has caused this Amendment to be duly executed under seal on its behalf, effective as specified herein.

                                         DEL LABORATORIES, INC.


                                         By: s/ Gene L. Wexler
                                         ---------------------
                                         Print Name: Gene L. Wexler
                                         Title: Vice President, General Counsel
                                                and Secretary

                                          Date: January 1, 2003





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